EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
China Security & Surveillance Technology, Inc.

We consent to the incorporation by reference in Registration Statements on Forms S-3 (Nos. 333-153329, 333-142479 and 333-157292) and on Form S-8 (No. 333-140780) of China Security & Surveillance Technology, Inc, and subsidiaries of our report dated March 5, 2009, which appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2008.

/s/ GHP HORWATH, P.C.

Denver, Colorado
March 5, 2009